                                                                      Exhibit 12

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                    (Amounts in millions, except ratio data)

                                                                         YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------------
                                                        1997         1998         1999        2000         2001
                                                        ----         ----         ----        ----         ----
Income (loss) before minority interest and equity     $  310       $  505       $  486      $  293      $  (322)
 in earnings of affiliates........................
Income taxes......................................       294          315          251         171         (161)
Remitted equity of affiliates.....................        13           16           16          --           36
                                                       -----        -----        -----       -----        -----
                                                         617          836          753         464         (447)
                                                       -----        -----        -----       -----        -----
Fixed Charges:
Interest expense..................................       251          280          279         323          309
Appropriate portion (1/3) of rentals..............        39           40           37          39           38
                                                       -----        -----        -----       -----        -----
                                                         290          320          316         362          347
                                                       -----        -----        -----       -----        -----
Earnings before income taxes, fixed charges
    and including equity of affiliates ...........    $  907     $  1,156     $  1,069      $  826      $  (100)
                                                       -----        -----        -----       -----        -----
Ratio of earnings to fixed charges................       3.1x        3.6x         3.4x        2.3x           (A)


                                                                                          SIX MONTHS
                                                                                            ENDED
                                                                                           JUNE 30,
                                                                                       ------------------
                                                                                       2001          2002
                                                                                       ----          ----
Income (loss) before minority interest and equity
       in earnings of affiliates................                                     $  (22)       $  19
Income taxes....................................                                         (7)          16
Remitted equity of affiliates...................                                         33           --
                                                                                      -----        -----
                                                                                          4           35
Fixed Charges:
Interest expense................................                                        163          134
Appropriate portion (1/3) of rentals............                                         18           18
                                                                                      -----        -----
                                                                                        181          152
                                                                                      -----        -----
Earnings before income taxes, fixed charges and
       including equity of affiliates...........                                     $  185       $  187
                                                                                      -----        -----
Ratio of earnings to fixed charges..............                                        1.0x         1.2x


-----------------
 (A) For the year ended December 31, 2001, earnings were insufficient to cover fixed charges by $447 million.
